CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the World Funds Trust, and to the use of our report dated March 1, 2018 on the financial statements and financial highlights of the B. Riley Diversified Equity Fund, a series of shares of World Funds Trust. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 30, 2018